                                                                    Exhibit 23.1


                CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Amendment No. 2 to the Registration Statement on Form S-3 and related Prospectus of Virage Logic Corporation for the registration of 77,500 shares of its common stock and to the incorporation by reference therein of our report dated October 30, 2000, with respect to the consolidated financial statements and schedule of Virage Logic Corporation included in its Annual Report on Form 10-K/A for the year ended September 30, 2002, filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP

Palo Alto, California
May 21, 2003